UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

NPC International, Inc.

(Exact name of registrant as specified in its charter)

Kansas	000-13007	48-0817298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7300 West 129th Street

Overland Park, Kansas 66213

(Address of principal executive office)(Zip Code)

(913) 327-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 13, 2007, NPC International, Inc. (the “Company”), announced that it had closed an asset purchase agreement with Pizza Hut of Idaho, Inc.; Rocky Mountain Pizza Huts, Inc.; Northwest Restaurant Group, Inc.; and Northern Idaho Pizza Huts, Inc., to acquire 59 Pizza Hut units located primarily in Idaho and the Spokane Valley for $27.1 million. The transaction was funded by approximately $16.0 million of available cash reserves and borrowings on the Company’s $75.0 million revolving credit facility. A copy of the press release containing the announcement is attached to this current report filed on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 7.01 disclosure by reference.

The information in this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as and when expressly set forth by such specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Number	Description
99.1	Press Release dated March 13, 2007, issued by NPC International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President Finance and Chief Financial Officer

Date: March 13, 2007

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated March 13, 2007, issued by NPC International, Inc.